UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2009

QUIDEL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 552-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On January 20, 2009, Quidel Corporation (the “Company”) announced the appointment of Douglas C. Bryant as the Company’s President and Chief Executive Officer and as a member of the Board of Directors, as discussed under Item 5.02 of this current report on Form 8-K.  In connection with the appointment of Mr. Bryant, the Company and Mr. Bryant entered into, on January 16, 2009, an employment agreement (the “Employment Agreement”), a stock option agreement (the “Stock Option Agreement”), a restricted stock award agreement (the “Restricted Stock Agreement”) and a change in control agreement (the “Agreement Re: Change in Control”).   In addition, the Company and Mr. Bryant entered into, on January 16, 2009, an indemnification agreement consistent with the Company’s form of indemnification agreement for its officers and directors.  A copy of the Company’s form of indemnification agreement is filed as Exhibit 10.1 to the Company’s Form 8-K filed as of August 23, 2005.

The Employment Agreement sets forth the terms of Mr. Bryant’s employment with the Company and provides for, among other matters: (i) a minimum base salary of $450,000 per annum, subject to adjustment upward by the Board of Directors or its Compensation Committee; (ii) an annual cash incentive bonus based upon attainment of performance goals set by the Board of Directors or its Compensation Committee with a target of at least 80% of base salary and a maximum opportunity of up to 120% of base salary; (iii) an inducement bonus of $200,000 with a gross up for taxes payable during his first week of employment with a claw-back provision in the event of voluntary termination by Mr. Bryant or termination for “cause” (as defined in the Employment Agreement) within one year of commencement of employment; (iv) non-qualified stock options to purchase up to 700,000 shares of the Company’s common stock (the “Stock Options”), under the terms and conditions of the Stock Option Agreement; and (v) 100,000 shares of restricted stock (the “Restricted Stock”), under the terms and conditions of the Restricted Stock Agreement, acquired for $0.01 per share.  The Stock Options vest 50% percent on the second anniversary of the grant date and 25% annually thereafter and will have an exercise price equal to the fair market value of the Company’s common stock as of the grant date determined in accordance with the Company’s 2001 equity incentive plan.  The Restricted Stock vests 25% per year on each anniversary of the grant date over four years.

Mr. Bryant is also eligible to receive up to an additional $100,000 payment with a gross up for taxes in connection actual moving costs, brokerage commissions and other expenses of selling Mr. Bryant’s existing home in Texas and expenses of purchasing a home in California (other than its purchase price and loan interest and points) in the event such actual expenses are in excess of $200,000 and upon the mutual agreement of Mr. Bryant and the Board or its Compensation Committee (the “Excess Relocation Payment”).  The amount of the Excess Relocation Payment shall be equal to the amount of such actual costs and expenses in excess of $200,000 and is also subject to a claw-back provision in the event of voluntary termination by Mr. Bryant or termination for “cause” within one year of receipt of the Excess Relocation Payment.

Under the Employment Agreement, Mr. Bryant is an “at-will” employee, which means that either Mr. Bryant or the Company may terminate his employment at any time for any reason.  However, and except in the context of a change in control, if Mr. Bryant’s employment with the Company is terminated without cause or he terminates his employment for “good reason” (as defined in the Employment Agreement) and thereafter delivers and does not revoke a general release, he is entitled to a severance payment equal to eighteen (18) months of his then current base salary and payment of insurance premiums for a period of eighteen (18) months following termination.  Amounts payable to Mr. Bryant upon a change in control of the Company are generally governed by the Agreement Re: Change in Control described below.

The Agreement Re: Change in Control for Mr.  Bryant provides for certain severance benefits to Mr. Bryant in the event of termination of his employment in connection with a change in control of the Company. The severance benefits are payable if employment with the Company is terminated within 30 days prior to or three years following a change in control, unless terminated for cause or the termination is the result of a voluntary resignation (which does not include resignations stemming from a material adverse change in responsibilities, status, reporting relationship, base salary, authority or location of work place) or death or disability.  The severance benefits under the Agreement Re: Change in Control generally consist of a lump sum cash payment equal to two (2) times the sum of (i) Mr. Bryant’s highest annual salary rate within the three (3) year period ending on the date of termination plus (ii) an amount equal to the annualized average of all bonuses and incentive compensation payments paid to Mr. Bryant during the two (2) year period immediately before the date of termination. In addition, the Agreement Re: Change in Control provides for: payment of $25,000 to help pay the legal fees, tax and accounting fees and other costs associated with transitional matters; continued coverage for two (2) years under the Company’s group medical insurance, group dental insurance, and disability insurance programs unless and to the extent Mr. Bryant obtains concurrent coverage through another program in which case the Company’s coverage will be terminated or reduced as applicable; and immediate vesting and exercisability of any and all unvested stock options and immediate and automatic lapse of any and all restrictions on any of Mr. Bryant’s restricted stock (except to the extent Mr. Bryant and the Company have agreed to otherwise in writing, including either prior to or subsequent to the execution of the Agreement Re: Change in Control).

The descriptions of the Employment Agreement, Stock Option Agreement, Restricted Stock Agreement and the Agreement Re: Change in Control for Mr. Bryant provided above are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

On January 5, 2009, the Company announced that Caren L. Mason, the Company’s current President, Chief Executive Officer and Director, had notified the Company of her intention to retire effective June 1, 2009.  In connection with Ms. Mason’s anticipated retirement, the Company and Ms. Mason entered into an agreement (the “Retirement Agreement”), dated as of January 16, 2009, confirming the parties’ understandings as to Ms. Mason’s employment prior to her retirement and each party’s commitments and obligations on and after her retirement.

Under the Retirement Agreement, Ms. Mason will remain an “at-will” employee of, and will continue employment with, the Company through her retirement date of June 1, 2009.  Ms. Mason will continue in her current capacity as President and Chief Executive Officer as well as a Board Director until March 1, 2009, when Mr. Bryant’s appointment as President and Chief Executive Officer becomes effective.  From March 1, 2009 through her retirement date, Ms. Mason will serve as a special advisor to the CEO.

Ms. Mason’s salary will continue at the same level as currently in effect through March 1, 2009, and from March 1, 2009 through her retirement date, she will receive $10,000 per month.  Ms. Mason’s employee benefits shall continue until June 1, 2009 at the same levels as are currently in effect, provided, however, that she shall not receive any further grants of equity incentive awards nor shall she be eligible to participate in any bonus plans applicable to fiscal year 2009 or any year thereafter.  Ms. Mason shall, however, remain eligible to receive a bonus under the Company’s existing 2008 cash incentive bonus plan if and to the extent that (i) an allocation is made to Ms. Mason by the Board of Directors or its Compensation Committee, (ii) the relevant performance metrics are achieved, and (iii) Ms. Mason remains employed by the Company through the earlier of (1) the payment date of the 2008 bonus, if any, or (2) June 1, 2009.    Ms. Mason’s current outstanding equity awards shall, during her continuing employment, continue to vest and be governed in accordance with the applicable equity incentive plan and specific equity award grant documentation.  In the event the Company terminates Ms. Mason’s employment without “cause” (as defined in the Retirement Agreement), she will be entitled to all compensation and benefits as though she remained employed through June 1, 2009.

The description of the Retirement Agreement provided above is qualified in its entirety by reference to the full text of the Retirement Agreement attached as Exhibit 10.5 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c)      On January 20, 2009, the Company issued a press release announcing the appointment of Douglas C. Bryant as the Company’s President and Chief Executive Officer.  Mr. Bryant will begin employment with the Company and become a member of its Board of Directors on February 2, 2009.  Caren L. Mason will continue in her current capacity as President and Chief Executive Officer as well as a Board Director until March 1, 2009, when Mr. Bryant’s appointment as President and Chief Executive Officer becomes effective.  Thereafter, Ms. Mason will serve as a special advisor to the CEO until her retirement on June 1, 2009.  A copy of the Company’s press release announcing Mr. Bryant’s appointment is attached hereto as Exhibit 99.1.

Mr. Bryant is 51 years old and has more than 25 years of experience in the healthcare industry and more specifically in the diagnostics market.  Most recently, Mr. Bryant served as executive vice president and chief operating officer at Luminex Corporation, managing its Bioscience Group, Luminex Molecular Diagnostics (Toronto), manufacturing, R&D, technical operations, and commercial operations. From 1983 to 2007, Mr. Bryant held various worldwide commercial operations positions with Abbott Laboratories including: vice president of Abbott Vascular for Asia/Japan, vice president of Abbott Molecular Global Commercial Operations and vice president of Abbott Diagnostics Global Commercial Operations.  Earlier in his career with Abbott, Mr. Bryant was vice president of Diagnostic Operations in Europe, the Middle East and Africa, and vice president of Diagnostic Operations Asia Pacific.

Mr. Bryant holds a B.A. in Economics from the University of California at Davis.

In connection with the appointment of Mr. Bryant, the Company entered into the Employment Agreement, Stock Option Agreement, Restricted Stock Agreement and Agreement Re: Change in Control discussed above in Item 1.01, and each incorporated herein by reference.

As described in Item 1.01 above, Ms. Mason will remain an “at-will” employee of, and will continue employment with, the Company through her retirement date of June 1, 2009.  As described above, as of March 1, 2009, Ms. Mason will resign as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors.  Ms. Mason has confirmed that her retirement/resignation as an officer and director of the Company was not the result of any disagreement with the Company as to the Company’s operations, policies or practices.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit

10.1

Employment Agreement, dated as of January 16, 2009, between Quidel Corporation and Douglas C. Bryant.

10.2	Stock Option Agreement, dated as of January 16, 2009, between Quidel Corporation and Douglas C. Bryant.

10.3

Restricted Stock Agreement, dated as of January 16, 2009, between Quidel Corporation and Douglas C. Bryant.

10.4	Agreement Re: Change in Control, dated as of January 16, 2009, between Quidel Corporation and Douglas C. Bryant.

10.5

Retirement Agreement, dated January as of 16, 2009, between Quidel Corporation and Caren L. Mason.

99.1	Press Release, dated January 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2009
QUIDEL CORPORATION

	By:	/s/ Robert J. Bujarski
	Name:	Robert J. Bujarski
	Its:	Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

Employment Agreement, dated as of January 16, 2009, between Quidel Corporation and Douglas C. Bryant.

10.2	Stock Option Agreement, dated as of January 16, 2009, between Quidel Corporation and Douglas C. Bryant.

10.3

Restricted Stock Agreement, dated as of January 16, 2009, between Quidel Corporation and Douglas C. Bryant.

10.4	Agreement Re: Change in Control, dated as of January 16, 2009, between Quidel Corporation and Douglas C. Bryant.

10.5

Retirement Agreement, dated as of January 16, 2009, between Quidel Corporation and Caren L. Mason.

99.1	Press Release, dated January 20, 2009.